EXHIBIT 10.28

                  EMPLOYMENT AGREEMENT dated as of May 15, 1999, between NETWORK-1 SECURITY SOLUTIONS, INC., a Delaware corporation with its principal office located at 1601 Trapelo Road, Waltham, Massachusetts 02451 (the "Company"), and ROBERT RUSSO residing at 33-20 28th Street, Long Island City, New York 11106 (the "Executive").

                  The Company desires to enter into this Agreement in order to assure itself of the service of Executive, and Executive desires to accept employment with the Company, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

                  SECTION 1. EMPLOYMENT. The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth.

                  SECTION 2. TERM. The employment of Executive hereunder shall be for a period commencing on the date hereof (the "Commencement Date") and ending on May 15, 2001 (the "Term") or such earlier date upon which the employment of the Executive shall terminate in accordance with the provisions hereof. The period commencing on the Commencement Date and ending on the date of termination of the Executive's employment hereunder shall be called the "Term of Employment" for Executive, and the date on which the Executive's employment hereunder shall terminate shall be called the "Termination Date.".

                  SECTION 3. DUTIES. During the Term of Employment, Executive shall be employed as the Vice President of Professional Services of the Company and shall perform such duties as are consistent therewith as the Board of Directors of the Company (the "Board") shall designate. Executive shall use his best efforts to perform well and faithfully the foregoing duties and responsibilities.

                  SECTION 4. TIME TO BE DEVOTED TO EMPLOYMENT. During the Term of Employment, Executive shall devote all of his business time, attention and energies to the business of the Company (except for vacations to which he is entitled pursuant to Section 6(b) and periods of illness or incapacity). During the Term of Employment, Executive shall not engage in any business activity which, in the reasonable judgment of the Board, conflicts with the duties of Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.



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                  SECTION 5. COMPENSATION.

                           The Company shall pay to Executive an annual base
salary (the "Base Salary") during the Term of Employment of $120,000 per annum, payable in such installments (but not less often than monthly) as is generally the policy of the Company with respect to its executive officers, which Base Salary shall be subject to such increases as the Board, in its sole discretion, may from time to time determine. Executive's Base Salary and performance shall be reviewed at least annually by the Compensation Committee.

                  SECTION 6. BUSINESS EXPENSES; BENEFITS.

                           (a) The Company shall reimburse Executive, in
accordance with the practice from time to time for executive officers of the Company, for all reasonable and necessary expenses and other disbursements incurred by Executive for or on behalf of the Company in the performance of Executive's duties hereunder. Executive shall provide such appropriate documentation of expenses and disbursements as may from time to time be required by the Company.

                           (b) During the Term of Employment, Executive shall be
entitled to four (4) weeks vacation per year.

                           (c) During the Term of Employment, Executive shall be
entitled to participate in the group health, life and disability insurance benefits, and retirement plan benefits made available from time to time for its employees generally.

                  SECTION 7. INVOLUNTARY TERMINATION.

                           (a) If Executive is incapacitated or disabled (such
condition being hereinafter referred to as a "Disability") in a manner that would qualify Executive for benefits under the disability policy of the Company (the "Disability Policy"), the Term of Employment and employment of the Executive under this Agreement shall cease (such termination, as well as a termination under Section 7(b), being hereinafter referred to as an "Involuntary Termination") and Executive shall be entitled to receive the benefits payable under the Disability Policy and in accordance with Section 9 hereof.

                           (b) If Executive dies during the Term of Employment,
the Term of Employment and Executive's employment hereunder shall cease as of the date of the Executive's death and Executive shall be entitled to receive the benefits payable in accordance with Section 9 hereof.

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                  SECTION 8. TERMINATION BY THE COMPANY.

                           (a) TERMINATION FOR CAUSE. The Company may terminate
the Term of Employment and the employment of the Executive hereunder at any time for Cause (as hereinafter defined) (such termination being referred to herein as a "Termination For Cause") by giving Executive written notice of such termination, effective immediately upon the giving of such notice to the Executive. As used in this Agreement, "Cause" means the Executive's (a) commission of an act (i) constituting a felony or (ii) involving fraud, moral turpitude, theft or dishonesty which is not a felony and which materially adversely affects the Company or could reasonably be expected to materially adversely affect the Company, (b) repeated failure to be reasonably available to perform his duties, which, if curable, shall not have been cured within 10 business days of written notice thereof from the Company, (c) repeated failure to follow the lawful directions of the Company's Chief Executive Officer, which, if curable, shall not have been cured within 30 business days of written notice thereof from the Company, (d) material breach of any agreement with the Company (including any provisions of this or any agreement between Executive and the Company) which, if curable, shall not have been cured within 30 business days of written notice thereof from the Company or (e) voluntary resignation (except as set forth in paragraph 9(d) hereof).

                           (b) TERMINATION OTHER THAN FOR CAUSE. The Company may
terminate this Agreement and the employment of Executive other than for cause as defined in Section 8(a) above (such termination shall be defined as a "Termination Other Than for Cause") by giving Executive written notice of such termination, which notice shall be effective upon the giving of such notice or such later date set forth therein.

                  SECTION 9. EFFECT OF TERMINATION.

                           (a) Upon the termination of the Term of Employment
and Executive's employment hereunder due to Termination for Cause (as defined in Section 8(a) above), neither Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement, except to receive (i) the unpaid portion, if any, of the Base Salary provided for in
Section 5, computed on a pro rata basis to the Termination Date (based on the actual number of days elapsed over the actual number of days elapsed over the year in which such termination occurs), (ii) any unpaid accrued benefits of Executive, (iii) reimbursement for any expenses for which Executive shall not have been reimbursed as provided in Section 6(a), and (iv) Executive's rights under the vested portion of any stock options granted by the Company.

                           (b) Upon the termination of Executive's employment
hereunder due to an Involuntary Termination, neither Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right to receive (i) the amounts set forth in Section 9 (a), and (ii) the vesting of all stock options granted to Executive (the "Options") that would have vested in the year of Involuntary Termination and one-half of the Options that would have vested in the year following the year of Involuntary Termination.

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                           (c) Upon the termination of Executive's employment
upon a Termination Other Than for Cause (as defined in Section 8(b) above), neither Executive nor his beneficiary nor his estate shall have any rights or claims against the Company except to receive (i) the amounts set forth in 9(b) (including Options), and (ii) the lesser of (A) six months Base Salary as in effect at the time of the Termination Other Than for Cause or (B) Executive's Base Salary for the balance of the term of this Agreement.

                           (d) For purposes of this Section 9, if Executive is
asked to assume any duties or the material reduction of duties, either of which is substantially inconsistent with the position of Vice President of Professional Services of the Company, Executive, upon 30 days notice to the Board of Directors setting forth in reasonable detail the respects in which Executive believes such assignment or duties are substantially inconsistent with the level of Executive's position, may resign from the Company and such resignation will be treated as a Termination Other Than For Cause pursuant to this Section 9.

                  SECTION 10. INSURANCE. The Company may, for its own benefit, in its sole discretion, maintain "key-man" life and disability insurance policies covering Executive. Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company's obtaining and maintaining such policies.

                  SECTION 11. DISCLOSURE OF INFORMATION. Executive will not, either during the Term of Employment or at any time thereafter, divulge, publish, communicate, furnish or make accessible to anyone any knowledge or information with respect to the Company's confidential, secret or proprietary products, technology, methods, plans, materials and processes, or with respect to any other confidential, secret or proprietary aspects of the business, activities or products of the Company including, without limitation, (a) software programs, source code, object code, product development information, research and development projects or other technical data pertaining to the Company's products (whether or not subject to patent, trademark or copyright protection) or (b) any customer or client lists, telephone leads, prospects lists, sales figures and forecasts, purchase costs, financial projections, advertising and marketing plans and business strategies and plans; except as such items set forth in clauses (a) and (b) above may already be in the public domain through no fault of Employee (all of the foregoing items set forth in clauses (a) and (b) being referred to herein collectively as "Confidential Property"). Upon the termination of the Term of Employment, Executive shall return to the Company all property (including Confidential Property) of the Company (or any subsidiary or affiliate thereof) then in the possession of Executive and all books, records, computer tapes or discs and all other material containing non-public information concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof.

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                  SECTION 12. RIGHT TO INVENTIONS. Executive shall promptly
disclose, grant and assign to the Company for its sole use and benefit any and all marks, designs, logos, inventions, improvements, technical information and suggestions relating in any way to the business conducted by the Company, which he may develop or which may be acquired by Executive during the Term of Employment (whether or not during usual working hours), together with all trademarks, patent applications, letters, patent, copyrights and reissues thereof that may at any time be granted for or upon any such mark, design, logo, invention, improvement or technical information (collectively, "Inventions"). In connection therewith, Executive shall (at the Company's sole cost and expense) take all actions reasonably necessary or desirable to assign and/or confirm the assignment of any Invention to the Company.

                  SECTION 13. RESTRICTIVE COVENANT.

                           (a) The Company is in the business of developing,
marketing, licensing and supporting network software security products and also provides consulting in network security, network design, troubleshooting and engineering. Executive acknowledges and recognizes that the Business has been conducted, and sales of its products have been made, throughout the United States, and Executive further acknowledges and recognizes the highly competitive nature of the industry in which the Business is involved. Accordingly, in consideration of the premises contained herein, and the consideration to be received hereunder, Executive shall not, during the Non-Competition Period (as defined below): (i) directly or indirectly engage, whether or not such engagement shall be as a partner, stockholder, affiliate or other participant, in any Competitive Business (as defined below), or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit, (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any other person or entity, including, without limitation, any customer, supplier, employee or consultant of the Company, (iii) induce any employee of the Company to terminate his employment with the Company or to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business), or (iv) affirmatively assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business). Anything contained in this Section 13 to the contrary notwithstanding, an investment by Executive in any publicly traded company in which Executive and his affiliates exercise no operational or strategic control and which constitutes less than 5% of the capital of such entity shall not constitute a breach of this Section 13.

                           (b) As used herein, "Non-Competition Period" shall
mean the period commencing on the date hereof and terminating on the Termination Date; provided, however, that if the Term of Employment shall have been terminated pursuant to Section 8 (a) for cause, then "Non-Competition Period" shall mean the period commencing on the date hereof and ending on the second anniversary of the Termination Date. "Competitive Business" shall mean any business in any State of the United States engaged in the development, marketing and licensing of network software security products, or in any other line of business in which the

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Company was engaged or had a formal plan to enter as of the Termination Date, provided, however, during the period beginning on the Termination Date and ending on the second anniversary thereof, Executive shall not be precluded from engaging in consulting services in the computer industry, including, but not limited to, network design, trouble shooting and engineering.

                           (c) Executive understands that the foregoing
restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder and pursuant to other agreements between the Company and Executive to justify clearly such restrictions which, in any event (given his education, skills and ability), Executive does not believe would prevent him from earning a living.

                  SECTION 14. ENFORCEMENT; SEVERABILITY; ETC. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to (a) delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made or (b) otherwise to render it enforceable in such jurisdiction.

                  SECTION 15. REMEDIES. Executive acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by Executive of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from or limiting the Company in pursuing any other remedies available for any breach or threatened breach of this Agreement.

                  SECTION 16. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by a nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to:                    Network-1 Security Solutions, Inc.
                                          1601 Trapelo Road
                                          Reservoir Place
                                          Waltham, MA  02451
                                          Attention: Avi Fogel, President and
                                                      Chief Executive Officer

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with copies to:                           Solovay Edlin & Eiseman
                                          845 Third Avenue
                                          New York, NY 10022
                                          Telecopier:  (212) 355-4608
                                          Telephone:  (212) 752-1000
                                          Attention:  Sam Schwartz, Esq.

if to Executive, to:                      Robert Russo
                                          33-20 28th Street
                                          Long Island City
                                          New York, NY  11106


or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

                  SECTION 17. BINDING AGREEMENT; BENEFIT. The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties.

                  SECTION 18. GOVERNING LAW. This Agreement will be governed by, construed and enforced in accordance with, the laws of the State of Massachusetts (without giving effect to principles of conflicts of laws).

                  SECTION 19. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

                  SECTION 20. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties.

                  SECTION 21. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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                  SECTION 22. ASSIGNMENT. This Agreement is personal in its
nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Agreement to any of its subsidiaries and affiliates.

                  SECTION 23. GENDER. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

                  SECTION 24. COUNTERPARTS. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the date first written above.



                       NETWORK-1 SECURITY SOLUTIONS, INC.



                                                 By: /s/  Avi A. Fogel
                                                     ---------------------------
                                                     Avi A. Fogel, President and
                                                      Chief Executive Officer



                                                     /s/  Robert Russo
                                                     ---------------------------
                                                     Robert Russo




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